ORIGIN MATERIALS OPERATING, INC. December 17, 2024 Rich Riley VIA EMAIL [rriley@origirmaterials.com] Dear Rich: Exhibit 10.1 This Jetter sets forth the substance of the separation and advisory agreement (the" Agreement") that Origin Materials Operating, Inc. (the "Company") is offering to you in connection with its restructuring. 1. Separation. Your last day of employment with the Company will be December 31, 2024 (the "Separation Date"). 2. Final Pay. On the Separation Date, the Company will pay you all accrued salary earned through the Separation Date, subject to standard payroll deductions and withholdings. Since the Company has a nonaccrual vacation policy, you do not have any accrued vacation or other paid time off and thus will not be paid out for any accrued vacation or other paid time off. 3. Severance. Pursuant to this Agreement and provided you , sign and do not revoke the Release attached hereto as Exl,ibit C (the "Release") on or within 21 days after the Separation Date, and you comply with your obligations under this Agreement (collectively, the "Preconditions"), then the Company will pay you six hundred thousand dollars ($600,000.00), which is the equivalent of 18 months of your base salary in effect as of the Separation Date, as severance, Jess standard payroll deductions and withholdings (the "Severance"). The Severance will be paid to you in accordance with the Company's normal payroll schedule over 18 months with the first payment to be made on the first regular payroll date after the "Release Effective Date," as defined in the Release. 4. Health Insurance. Your participation in the Company's group health insurance plan will end on the last day of the month in which the Separation Date occurs. To the extent provided by the federal COBRA Jaw or, if applicable, state insurance Jaws, and by the Company's current group health insurance policies, you may be eligible to continue your group health insurance benefits at your own expense following the Separation Date. Later, you may be able to convert to an individual policy through the provider of the Company's health insurance, if you wish. You will be provided with a separate notice describing your rights and obligations under COBRA and a form for electing COBRA coverage. Subject to your satisfaction of the Preconditions, and provided that you timely elect continued coverage under COBRA, the Company will pay directly the COBRA premiums required to continue your health insurance coverage (including coverage for eligible dependents, if applicable) through the period starting on the Separation Date and ending on the earliest to occur of: ( a) 18 months after the Separation Date; (b) the date you become eligible for group health insurance coverage through a new employer; or ( c) the date you cease to be eligible for COBRA coverage for any reason (the "COBRA Premiums"). Notwithstanding the foregoing, if the Company determines, in its sole discretion, that it cannot pay the COBRA Premiums without a substantial risk of violating applicable Jaw, then the Company instead shall pay you a fully taxable cash payment equal to the remaining COBRA Premiums due under this Section no later than March 15, 2025, subject to applicable tax withholdings, which you may, but are not obligated to, use toward the cost of COBRA premiums.

5. Voluntary Resignation from Board of Directors. As part of this Agreement you agree to voluntarily resign from the Board of Directors of Origin Materials, Inc., effective as of the Separation Date. As part of such resignation, you agree to sign, date and return the resignation notice attached hereto as Exhibit A, at the same time as you sign and return this Agreement. 6. Advisory Relationship. Subject to your satisfaction of the Preconditions, the Company will engage you as an Advisor under the terms and conditions set fmih in this Section. (a) Advisory Period. Your advisory engagement will begin on the Separation Date. If each of the Preconditions is satisfied, then the Company will continue your advisory engagement until January 2, 2026, unless earlier terminated pursuant to Paragraph 6(g) below. Your advisory engagement will be referred to as the "Advisory Period". (b) Advisory Services. You agree to provide Advisory Services to the Company in any area of your expertise or relevant to your skills, knowledge and experience with the Company, and/or as requested by the Company (the "Advisory Services"). During the Advisory Period, you will rep01i directly to John Bissell or his designee. You will not be required to report to the Company's offices during the Advisory Period, except as specifically requested by the Company. When providing such services, you shall abide by the Company's policies and procedures. (c) Compensation for Advisory Services. In connection with your provision of service to the Company and as set forth on Schedule I attached hereto, you were granted (i) restricted stock units ("RSUs") under the Company's 2021 Equity Incentive Plan ("2021 Plan") and an RSU Award Grant Notice and RSU Award Agreement (together, the "RSU Agreement"), (ii) performance-based restricted stock units on ("PSUs") under the 2021 Plan and a PSU Award Grant Notice and PSU Award Agreement (together, the "PSU Agreement") and (iii) stock options ("Options") under the Micromidas, Inc. 2020 Equity Incentive Plan ("2020 Plan") and a Stock Option Grant Notice and Option Agreement (together, the "Option Agreement"), (collectively (i), (ii) and (iii) are the "Awards"). During the Advisory Period you will continue to vest in the Awards set forth on Schedule I, which you acknowledge and agree is significant consideration in exchange for your performance of the Advisory Services, and the Awards shall continue to be governed in all respects by the 2021 Plan, the 2020 Plan and the RSU Agreement, the PSU Agreement, or the Option Agreement, as applicable. Your performance of the Advisory Services during the Advisory Period, shall constitute "continuous service" as such term is defined in the 2020 Plan, the 2021 Plan and the Awards. To obtain the federal income tax advantages associated with your incentive stock options ("ISOs"), Section 422 of the Internal Revenue Code of 1986, as amended, and the treasury regulations thereunder require that at all times beginning on the date of grant of your ISOs and ending on the day three months before the date of your ISOs' exercise, you must be an employee of the Company or an eligible subsidiary corporation of the Company, except in the event of your death or disability. Accordingly, if your employment terminates other than due to your death or disability, you must exercise your ISOs within three months following the date your employment terminates, or if your ISOs do not otherwise expire by their terms, they will automatically become nonstatutory stock options. You acknowledge and agree that the Awards listed on Schedule I hereto are the only A wards held by you and that you are entitled to no other equity awards, including any equity awards that were scheduled to be granted in December 2024. (d) Independent Contractor Status. Your relationship with the Company during the Advisory Period will be that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship after the Separation Date. You will not be entitled to any of the benefits which the Company may make available to its employees, including but not limited to, group health or life insurance, profit-sharing or retirement benefits, and you acknowledge and agree that your relationship with the Company during the 2 lii· ... 1· RIG IN �i�ill Advisory Period will not be subject to the Fair Labor Standards Act or other laws or regulations governing employment relationships. (e) Limitations on Authority. You will have no responsibilities or authority as an advisor to the Company other than as provided above. You will have no authority to bind the Company to any contractual obligations, whether written, oral or implied, except with the Company's express written authorization. You agree not to represent or purport to represent the Company in any manner whatsoever to any third party unless authorized by the Company, in writing, to do so. (f) Proprietary Information and Inventions. You agree that, during the Advisory Period and thereafter, you will not use or disclose any confidential or proprietary information or materials of the Company, including any confidential or proprietary information that you obtain or develop in the course of performing the Advisory Services. Notwithstanding the foregoing, pursuant to 18 U.S.C. Section l 833(b ), you shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of rep01iing or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Any and all work product you create in the course of performing the Advisory Services will be the sole and exclusive prope1iy of the Company. You hereby assign to the Company all right, title, and interest in all inventions, techniques, processes, materials, and other intellectual property developed in the course of performing the Advisory Services. (g) Termination of Advisory Period. Without waiving any other rights or remedies, you may terminate the advisory relationship at any time and for any reason upon ten days' advance notice to the other party. The Company may terminate the advisory relationship at any time for "Cause," defined as any one or more of the following: (i) the indictment of or plea of guilty or no contest by you to any felony involving dishonesty; (2) participation in any fraud against the Company; (3) material breach of your contractual duties to the Company (including any material violation of any provision or obligation under this Agreement or its exhibits); or (4) your willful misconduct or other willful violation of Company policy that causes or could reasonably cause material harm to the Company. If the Company terminates the Advisory Period for Cause, or you voluntarily resign from the advisory relationship before the end of the Advisory Period, the vesting of your RSUs, PS Us, and Options, as described above, will cease immediately as of such termination or resignation. If the Company terminates the Advisory Period without Cause, for purposes of the vesting of your RS Us, PS Us and Options, subject to the terms and conditions of your equity agreements and the applicable equity plan(s), such termination will result in accelerated vesting such that as of termination date without Cause, your RSUs, PSUs and Options will be considered vested in the same number of shares as if you had completed the entire Advisory Period. (h) Other Work Activities / Non-Competition. Throughout the Advisory Period, you retain the right to engage in employment, consulting, or other work relationships in addition to your work for the Company. In order to protect the trade secrets and confidential and proprietary information of the Company, you agree that, during the Advisory Period, you will not perform services for, or in any way manage, operate, join, control or be connected to as an employee, shareholder, director, manager, member, consultant, adviser, volunteer, or paiiner to, any company that engages in a business that is competitive to the Company. 7. Reserved. 8. No Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you have not earned, will not earn by the Separation Date, and will not receive from the Company any additional compensation (including base salary, bonus, incentive compensation, or 3

1!!!!1., RIGIN11�1!! equity), severance, or benefits before or after the Separation Date, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 40l(k) account) or any vested stock options. You further acknowledge and agree that you are not entitled to any severance benefits in connection with your employment termination, whether pursuant to any employment or other agreement, plan or policy, and that to the extent you were eligible for or entitled to any severance benefits other than as set forth in this Agreement, this Agreement hereby supersedes and extinguishes any severance benefits you are or could be eligible to receive under any such documents or other agreement applicable to you. 9. Expense Reimbursements. You agree that, within ten (10) calendar days after the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through such date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice. 10. Return of Company Property. Within five (5) calendar days after the Separation Date ( or earlier if requested by the Company), you will return to the Company all Company documents (and all copies thereof) and other Company property in your possession or control, including, but not limited to, Company files, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, drafts, financial and operational information, Company device and account password and login information, research and development information, sales and marketing information, customer lists, prospect information, pipeline rep01is, sales reports, personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, your Company-provided laptop, computing and electronic devices, mobile telephones, servers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions or embodiments thereof in whole or in part). You agree that you will make a diligent search to locate any such documents, prope1iy and information by the close of business on the Separation Date or as soon as possible thereafter. If you have used any personally owned computer or other electronic device, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, within five (5) calendar days after the Separation Date ( or earlier if requested by the Company), you shall provide the Company with a computer-useable copy of such information and then permanently delete and expunge such Company confidential or proprietary information from those systems. Your timely compliance with this paragraph is a condition to your receipt of the benefits provided under this Agreement. Following your return of Company prope1iy pursuant to this section, the Company may permit you to receive and/or use certain documents and/or information reasonably necessary to perform the Advisory Services, all of which you shall return to the Company by the last day of the Advisory Period, or earlier upon the Company's request, without retaining any copies or embodiments (in whole or in part). 11. Proprietary Information Obligations. You acknowledge and reaffirm your continuing obligations under your Employee Proprietary Information and Invention Assignment Agreement, a copy of which is attached hereto as ExMbit B (the "Confidentiality Agreement"). 12. Mutual Nondisparagement. Except to the extent permitted by the "Protected Rights" Section below, you agree not to disparage the Company, its officers, directors, employees, shareholders, parents, subsidiaries, affiliates, and agents, in any manner likely to be harmful to its or their business, business reputation, or personal reputation and the Company (through its officers and directors) agrees not to disparage you in any manner likely to be harmful to your business, business reputation, or personal reputation; provided that you and the Company and its officers and directors may respond accurately and fully to any request for information if required by legal process or in connection with a government investigation. In addition, nothing in this provision or this Agreement prohibits or restrains you from making disclosures protected under the whistleblower provisions of federal or state law or from exercising 4 liiiiii l! m! I;! RIGIN ·mm your rights to engage in protected speech under Section 7 of the National Labor Relations Act, if applicable. You acknowledge and agree that the nondisparagement obligation in this section is not provided in exchange for a raise, bonus or as a condition of continued employment, but rather in exchange for an advisory relationship and other benefits you were not otherwise eligible to receive, and other consideration provided by the Company in this Agreement. 13. No Voluntary Adverse Action. You agree that you will not voluntarily ( except in response to legal compulsion or as permitted under the Protected Rights section below) assist any person in bringing or pursuing any proposed or pending litigation, arbitration, administrative claim or other formal proceeding against the Company, its parent or subsidiary entities, affiliates, officers, directors, employees or agents. 14. Cooperation. You agree to cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third patties, or other matters arising from events, acts, or failures to act that occurred during the period of your employment by the Company. Such cooperation includes, without limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. The Company will reimburse you for reasonable out-of-pocket expenses you incur in connection with any such cooperation (excluding foregone wages) and will make reasonable effo1ts to accommodate your scheduling needs. 15. No Admissions. You understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission. 16. Protected Rights. You understand that nothing in this Agreement limits your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission ("Government Agencies"). You further understand this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you understand and agree that, to maximum extent permitted by law, you are otherwise waiving any and all rights you may have to individual relief based on any claims that you have released and any rights you have waived by signing this Agreement. Nothing in this Agreement: (i) prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful; or (ii) waives any rights you may have under Section 7 of the National Labor Relations Act (subject to the release of claims set f01th herein). 17. Representations. You hereby represent that you have: been paid all compensation owed and for all hours worked; received all leave and leave benefits and protections for which you are eligible pursuant to the Family and Medical Leave Act or otherwise; and not suffered any on-the- job injury for which you have not already filed a workers' compensation claim. 18. Miscellaneous. This Agreement, including its exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to its subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and 5

Ii.ml:! RIGIN ,111111 assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the cou1t so as to be rendered enforceable to the fullest extent permitted by law, consistent with the intent of the parties. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California without regard to conflict of laws principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Agreement may be delivered and executed via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and shall be deemed to have been duly and validly delivered and executed and be valid and effective for all purposes. If this Agreement is acceptable to you, please sign below and return it to me by December 18, 2024. If the Release is acceptable to you, please sign and return it to me on or within 21 days after the Separation Date. We wish you the best in your future endeavors. Sincerely, R. Tony Tripeny Chairman of the Board I HA VE READ, UNDERSTAND AND AGREE FULLY TO THE FOREGOING AGREEMENT: Rich Riley Exhibit A- Form of Resignation Letter from Board of Directors Exhibit B - Confidentiality Agreement Exhibit C - Release (to be signed on or within 21 days after the Separation Date) 6 By: /s/ R. Tony Tripeny By: /s/ Rich Riley

Schedule I Outstanding Equity Awards 1 '."'I·' RIG IN �!liiii

111111:li RIG IN , .. , .. Exhibit A- Form of Resignation Letter from Board of Directors [TO BE ATTACHED]

December [ ], 2024 Origin Materials, Inc. 930 Riverside Parkway, Suite 1 O West Sacramento, CA 95605 Attention: R. Tony Tripeny I hereby resign as a member of the Board of Directors of Origin Materials, Inc. (the "Company"), and all committees thereof, as well as the Board of Directors of any subsidiary of the Company, effective as of December 31, 2024. My resignation is not the result of any disagreement with the Company relating to the Company's operations, policies or practices. Sincerely Rich Riley lll!!!I,! RIGIN!l!llii Exhibit B - Confidentiality Agreement [TO BE ATTACHED]

l!l�l;lil RIG IN ..... Exhibit C - Release (To be signed on or within 21 days after but not before the Separation Date) By signing this Release where indicated below I, Rich Riley, acknowledge and agree that I am hereby extending, through and including the date I sign below, the application of all of my representations, obligations, acknowledgements, and other provisions reflected in the Separation and Advisory Agreement ("Agreement") that I entered into with Origin Materials Operating, Inc. ("Company"), initially received by me on or around December 13, 2024, relating to my separation from employment with the Company and resignation from the Board of Directors of the Company. I understand and agree that, pursuant to the terms of the Agreement, I am only eligible to receive the Severance and other benefits of the Agreement, as described therein, ifI execute (and do not revoke) this Release, timely return it to Company, and otherwise satisfy all terms and conditions set fmih in the Agreement, including but not limited to my satisfaction of any obligations specified therein. I fmiher understand and acknowledge that the consideration being provided for my waiver and release of claims is in addition to anything of value to which I was already entitled. By signing below, I represent that I understand and acknowledge that in exchange for the consideration provided to me under the Agreement to which I would not otherwise be entitled, I hereby generally and completely release the Company, and its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, pminers, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns from any and all claims, liabilities, demands, causes of action, and obligations, both known and unknown, arising from or in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising from or in any way related to my employment with the Company, the decision to terminate that employment and the termination of that employment; (b) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; ( d) all tmi claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and ( e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 ( as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act (the "ADEA''), the California Labor Code (as amended), the California Family Rights Act and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, I am not releasing the Company hereby from: (i) any obligation to indemnify me pursuant to the Articles and Bylaws of the Company, any valid fully executed indemnification agreement with the Company, or applicable law; (ii) any rights I have to file or pursue a claim for workers' compensation or unemployment insurance; (iii) any claims that cannot be waived by law; or (iv) any claims for breach of the Agreement. I acknowledge that I have been advised, consistent with California Government Code Section 12964.5(b)(4), that I have a right to consult an attorney regarding the Release and that I have been given a reasonable time period of not less than five (5) business days in which to do so. I further acknowledge and agree that, in the event I sign this Release prior to the end of the reasonable time period, my decision to accept such sho1iening of time is knowing and voluntary and is not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the Release prior to the expiration of the reasonable time period. I further acknowledge and agree that the release of claims in this Release is not provided in exchange for a raise, bonus, or as a condition of continued employment,

l!!!!!I.! RIGIN1l�ill but rather in exchange for an advisory relationship and other benefits I was not otherwise eligible to receive, and other consideration provided by the Company in the Agreement. ADEA Release. I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I have under the ADEA, and that the consideration given for the waiver and releases I have given in this Release is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised, as required by the ADEA, that: (a) my waiver and release does not apply to any rights or claims arising after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to sign it sooner, but I should not sign it before the Separation Date); ( d) I have seven (7) days following the date I sign this Release to revoke it (in a written revocation sent to the Company); and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release provided that I do not revoke it (the "Release Effective Date"). Section 1542 Waiver. In giving the Release herein, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code, which reads as follows: "A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to my release of claims herein, including but not limited to my release of unknown claims. I understand that I should not sign and return this Release until on or after the Separation Date - but I must sign and return it within twenty-one (21) days following the Separation Date for it to be effective. I agree that any modifications to the terms of the Agreement or this Release shall not restart this review period. Any revocation of this Release must be in writing and timely delivered to the Company. *NOT TO BE SIGNED UNTIL ON/AFTER THE SEPARATION DATE* BY SIGNING BELOW, I REPRESENT THAT I HAVE CAREFULLY READ, FULLY UNDERSTAND, AND VOLUNTARILY AGREE TO THE FOREGOING TERMS. Date: Rich Riley